Exhibit 99.1

Discovery Labs and FDA Meet to Clarify Limited Items in SURFAXIN Approvable Letter

Warrington, PA - June 19, 2008, -- Discovery Laboratories, Inc. (Nasdaq:DSCO) held a teleconference on June 18, 2008 with the U.S. Food and Drug Administration (FDA) to discuss Discovery Labs’ approach to addressing key remaining items identified in the May 1, 2008 Approvable Letter to potentially gain U.S. marketing approval of SURFAXIN® (lucinactant) for the prevention of Respiratory Distress Syndrome (RDS) in premature infants. Discovery Labs received clarification on its proposals and, although timeline assessment is continuing, believes that it could submit its formal response to the Approvable Letter in September 2008. Discovery Labs also believes that this response may be designated by the FDA as a Class 1 resubmission with a target review period of 60 days.

On May 1, 2008, Discovery Labs received an Approvable Letter from the FDA for SURFAXIN. Prior to receiving the Approvable Letter, Discovery Labs had made notable progress towards gaining FDA approval of SURFAXIN, including agreeing with the FDA on the form of the SURFAXIN package insert and successfully concluding a pre-approval inspection of Discovery Labs’ manufacturing operations. The Approvable Letter did not require any additional clinical trials to gain SURFAXIN approval.

On May 14, Discovery Labs submitted a pre-meeting information package to the FDA that outlined Discovery Labs’ proposals for responding to select items identified in the Approvable Letter. The purpose of the meeting was to clarify and reach agreement with the FDA on the remaining steps necessary to achieve SURFAXIN approval, prior to filing a formal response to the Approvable Letter. Importantly, the meeting confirmed Discovery Labs’ approach to finalizing SURFAXIN drug product specifications. With the exception of two items, Discovery Labs can prepare its responses using readily available data. The FDA has requested that Discovery Labs provide additional preclinical data and related information for two items.

One of the two items requires additional SURFAXIN biological activity test data. These additional data will be correlated with results of previously conducted preclinical studies and also will be used to justify the acceptance criteria for this biological activity test. The other item involves justifying the proposed specifications for certain lipid-related impurities in the individual active pharmaceutical ingredients (APIs) that comprise SURFAXIN. Discovery Labs’ approach to justifying the levels of these lipid-related API impurities was based, in part, on their being present in the human lung at levels equal to or greater than that in SURFAXIN. The FDA has requested additional information about the levels of these lipid-related API impurities in the neonatal lung. Discovery Labs believes that it will be able to develop this information based on existing scientific literature. Discovery Labs presently anticipates completing the activities related to finalizing these two items in order to submit its formal response to the Approvable Letter in September 2008.

DISCLOSURE NOTICE: The information in this press release includes certain “forward-looking” statements relating to, among other things, the remaining steps necessary for FDA approval of Surfaxin for the prevention of RDS in premature infants, including information about the outcome of Discovery Labs’ June 18, 2008 meeting with the FDA and Discovery Labs’ plans and expected timing to respond to the May 1, 2008 Approvable Letter. Although Discovery Labs believes that it has made significant progress towards gaining approval of Surfaxin, gaining approval of Surfaxin involves ongoing activities, the final results of which could vary materially from Discovery Labs’ expectations and the results obtained to date. Discovery Labs currently believes that it will succeed in gaining approval of its NDA for Surfaxin for the prevention of RDS in premature infants within the timeline outlined above; however, these activities and the ultimate outcomes are subject to a variety of risks, including but not limited to risks that (i) even if Discovery Labs is able to generate the additional data requested by the FDA and file its formal response to the Approvable letter within the timeline indicated above, the FDA may not be satisfied with the new data and may require Discovery Labs to perform further studies or undertake other activities that are presently not contemplated by Discovery Labs, (ii) Discovery Labs may not succeed in adequately addressing other items identified in the Approvable Letter and be unable to gain approval of SURFAXIN within the timeline indicated above, and (iii) Discovery Labs, in the process of preparing its response to the Approvable Letter, may identify unforeseen problems that have not yet been discovered. Any failure to provide information requested by the FDA or to adequately address the items raised in the Approvable Letter in Discovery Labs’ formal response to the Approvable Letter could significantly delay, or preclude outright, gaining approval of SURFAXIN, which could potentially prevent the approval of Discovery Labs’ other products.

About Discovery Labs

Discovery Laboratories, Inc. is a biotechnology company developing Surfactant Replacement Therapies (SRT) for respiratory diseases. Surfactants are produced naturally in the lungs and are essential for breathing. Discovery Labs’ technology produces a peptide-containing synthetic surfactant that is structurally similar to pulmonary surfactant. Discovery Labs believes that, with its proprietary technology, SRT has the potential, for the first time, to advance respiratory medicine and address a variety of respiratory diseases affecting neonatal, pediatric and adult patients.

SURFAXIN®, the Company’s lead product from its SRT pipeline, is the subject of an Approvable Letter from the FDA for the prevention of Respiratory Distress Syndrome in premature infants. SURFAXIN is also being developed for other neonatal and pediatric indications. AEROSURF™, Discovery Labs’ aerosolized SRT, is being developed to potentially obviate the need for intubation and conventional mechanical ventilation and holds the promise to significantly expand the use of surfactants in respiratory medicine. For more information, please visit our website at www.Discoverylabs.com.

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made, including, without limitation, the risks that: Discovery Labs may be unable to timely respond, if at all, to the recent approvable letter for Surfaxin; Discovery Labs may not succeed in the FDA or other regulatory agency review process, including that such regulatory authority may not approve the marketing and sale of Surfaxin or any other drug product that Discovery Labs may develop, or such regulatory agency may further delay and/or limit marketing of Surfaxin or any of Discovery Labs’ drug products by indication or impose other label limitations; Discovery Labs may not be able to raise additional capital or enter into additional collaboration agreements (including strategic alliances for development or commercialization of SRT); changes in the national or international political and regulatory environment may make it more difficult for Discovery Labs to gain FDA or other regulatory approval of its products; Discovery Labs may be unable to profitably develop and market its products; Discovery Labs’ significant, time-consuming and costly research and development activities, including pre-clinical studies, clinical trials and other efforts to gain regulatory approval for any of its products may not progress or may be subject to potentially significant delays or regulatory holds, or fail; Discovery Labs may be unable to successfully manufacture or provide adequate supplies of drug substances on a timely basis; Discovery Labs may be unable to transfer its manufacturing technology to third-party contract manufacturers or its contract manufacturers or any of its materials suppliers may encounter problems manufacturing drug products or drug substances on a timely basis or manufacture in amounts sufficient to meet demand; Discovery Labs and its collaborators may be unable to develop, manufacture and successfully commercialize products that combine Discovery Labs’ drug products with innovative aerosolization technologies; Discovery Labs may be unable to maintain and protect the patents and licenses related to its SRT; other companies may develop competing therapies and/or technologies or health care reform may adversely affect Discovery Labs; and Discovery Labs may become involved in securities, product liability and other litigation. The foregoing risks and others are further described in Discovery Labs filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Company Contact:

Lisa Caperelli, Investor Relations
215-488-9413

John Cooper, EVP & CFO
215-488-9490